Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Moolec Science SA

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary Shares(3)	457(c)	40,126,840	(1)	$0.7394	$29,669,785.50	(4)	0.00015310	$4,542.44
Fees Previously Paid	—	—	—	—		—	—		—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—	—		—	—	—	—	—	—
	Total Offering Amounts						$29,669,785.50		0.00015310	$4,542.44
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$4,542.44

(1)	All securities being registered are an estimate of the Ordinary Shares of Moolec Science SA that are expected to be outstanding as of the completion of the Redomiciliation described in the registrant’s registration statement on Form F-4, which represents the ordinary shares of Moolec Science SA, a Cayman Islands exempted company into which such outstanding Ordinary Shares of Moolec Science SA, a Luxembourg public limited liability company (société anonyme) are expected to convert, on a one-for-one basis, in connection with the Redomiciliation, as described in this proxy statement/prospectus forming part of this registration statement on Form F-4.

(2)	Calculated pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) by determining the product of (i) the proposed maximum aggregate offering price and (ii) 0.00015310.

(3)	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)	Pursuant to Rules 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the product obtained by multiplying $0.7394, which represents the average of the high and low prices of shares of Moolec Science SA on the Nasdaq Stock Market LLC on January 30, 2025, by the sum of the estimated number of shares of Ordinary Shares that will be outstanding immediately prior the completion of the Redomiciliation.